                                                                   Exhibit 10.4D


                           SUPPLEMENTAL BENEFITS PLAN
                           FOR TEXTRON KEY EXECUTIVES
                      (RESTATED EFFECTIVE JANUARY 1, 1994)

                                 FIFTH AMENDMENT

Pursuant to Section 8.03 of the Supplemental Benefits Plan for Textron Key Executives (Restated effective January 1, 1994) (the "Plan"), Textron Inc. hereby amends the Plan, as follows:

         1. Section 4.03 of the Plan is hereby amended to read in its entirety as follows:

"Beginning September 1, 1999, Textron shall, as of the end of each calendar month, credit Supplemental Shares to each supplemental savings account, equal to the lost employer contribution for the month divided by the average of the composite closing prices of Textron Common Stock, as reported in the Wall Street Journal for the month. The lost employer contribution for the month shall be equal to the Participant's Eligible Compensation for the month times the Participant's Savings Plan election percentage (not to exceed 10%) times 50%, less the employer contribution made to the Participant's Savings Plan account for the month."

         2. Section 4.04 of the Plan is hereby amended to read in its entirety as follows:

"Beginning September 1, 1999, Textron shall, in each calendar quarter, credit Supplemental Shares to a Participant's supplemental savings account equal in number to the number of shares of Textron Common Stock that would have been allocated on account of dividends to the Participant's supplemental savings account as of that date, based on the average of the composite closing prices of Textron Common Stock, as reported in the Wall Street Journal for the month in which the date of record occurs."

         3. Section 4.06 of the Plan is hereby amended by changing the first sentence to read in its entirety as follows:

"A Participant who has terminated her Textron employment may, after a period of 30 days, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, once each calendar quarter, elect to transfer, in 10% increments, effective the first calendar day of the month following the minimum notice of 3 business days, any amount in her supplemental savings account to her fixed income account."

         4. Section 4.01 of the Market Square Profit Sharing Plan Schedule to the Plan is hereby amended to read in its entirety as follows:

"A Participant who has terminated her Textron employment may, after a period of 30 days, subject to the provisions of Section 16 of the Securities Exchange Act of 1934, once each calendar quarter, elect to transfer, in 10% increments, effective the first calendar day of the month following the minimum notice of 3 business days, any amount in her Stock Unit Account to her general fund account."

         5. Section 3.01 of the Plan is hereby amended to read in its entirety as follows:

"Textron shall pay on account of each Participant who begins to receive payments under one or more of the Pension Plans the amount, if any, by which (1) the normal, early or vested retirement pension that would have been payable on the Participant's account under the Pension Plans using compensation as defined in this Plan, exceeds (2) the normal, early or vested retirement pension calculated under the Pension Plans on the Participant's account."

         6. A new Section 1.05 is hereby added to the Plan as follows and existing Sections 1.05 through 1.17 are renumbered accordingly.

"`Compensation' means base salary, accrued annual incentive compensation, performance units, and performance share units, whether or not deferred under the Deferred Income Plan for Textron Key Executives. However, for any Key Executive who is first awarded performance share units after October 26,1999, performance share units shall not be included in Compensation."

IN WITNESS WHEREOF, Textron Inc. has caused this Fifth Amendment to be executed by its duly authorized officer. Parts 1 and 2 shall be effective as of September 1, 1999. Parts 3 and 4 shall be effective as of October 1, 1999 Part 5 and 6 shall be effective as of October 26, 1999.

                                TEXTRON INC.


                                By: ____________________________________________
                                    George Metzger
                                    Vice President, Human Resources and Benefits